EXHIBIT 23.1 - CONSENT OF
                               COOPERS & LYBRAND


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                        CONSENT OF INDEPENDENT AUDITORS

                                                               October 7, 1997

      We consent to the inclusion in this Registration Statement on Form F-4 of:

      (a) our report dated February 21, 1997, June 26, 1997 for Note 20 and September 30 for Note 18.b, 18.c and 18.d, on our audit of the consolidated financial statements of Grupo Iusacell, S.A. de C.V. and subsidiaries as of December 31, 1996 and 1995, and for the years then ended.

      (b) our report dated February 10, 1995, on our audit of the financial statements of Communicaciones Celulares de Occidente, S.A. de C.V. as of and for the year ended December 31, 1994.

      (a) our report dated July 15, 1997, on our review of the pro forma financial information of Grupo Iusacell, S.A. de C.V. and subsidiaries.

      We also consent to the reference to our firm under the captions "Experts," "Summary Historical and Pro Forma Consolidated Financial and Operating Data," "Selected Historical and Pro Forma Consolidated Financial and Operating Data" and "Unaudited Pro Forma Consolidated Financial Information."


                                                Very truly yours,


                                                /s/ Coopers & Lybrand
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